Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 10, 2013, is entered into by and among Ecolab Inc., a Delaware corporation (the “Company”), the parties identified on Schedule A hereto (each, a “Holder” and together, the “Holders”) and John W. Johnson and Steven J. Lindley, in their capacity Holders’ Representative.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 11, 2012, by and among the Company, OFC Technologies Corp., a Texas corporation (“Merger Sub”) Permian Mud Service, Inc., a Texas corporation (“Permian”), and John W. Johnson, Steven J. Lindley and J. Loren Ross, in their capacity as the Representatives, as amended pursuant to that certain First Amendment to Agreement and Plan of Merger, dated November 28, 2012, that certain Second Amendment to Agreement and Plan of Merger, dated November 30, 2012, and that certain Third Amendment to Agreement and Plan of Merger, dated December 28, 2012 (as from time to time amended, the “Merger Agreement”), providing for the merger of Merger Sub with and into Permian, pursuant to which, among other things, the Holders will become holders of Common Stock; and

WHEREAS, in connection with the Merger Agreement, the Company and the Holders are entering into this Agreement pursuant to which the Company shall provide certain registration rights to the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Merger Agreement and herein, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.  The following terms shall have the meanings ascribed to them below:

“Agreement” means this Registration Rights Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

“Closing Date” shall have the meaning ascribed to such term in the Merger Agreement.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering either the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $1.00 per share, of the Company (and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a dividend, stock split, plan of recapitalization, reorganization, merger, sale of assets or otherwise).

“Company” has the meaning set forth in the preamble to this Agreement.

“Covered Person” has the meaning set forth in Section 3.01.

“Damages” has the meaning set forth in Section 3.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Filed Materials” means (a) the Shelf Registration Statement, (b) a prospectus or any issuer free writing prospectus in connection with the Shelf Registration Statement and (c) any amendment or supplement to such Shelf Registration Statement, prospectus or issuer free writing prospectus, in each case including any exhibits thereto other than those which are being incorporated by reference and that are publicly available.

“Holder” and “Holders” has the meaning set forth in the preamble to this Agreement.

“Holders’ Representative” means John W. Johnson and Steven J. Lindley, or either of them, or such other representative as may be designated at any time and from time to time by written notice from Holders representing a majority of the Registrable Securities then outstanding to the Company in accordance with Section 4.06.

“Indemnified Party” has the meaning set forth in Section 3.03.

“Indemnifying Party” has the meaning set forth in Section 3.03.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, university, group, joint-stock company or other entity.

“register”, “registered” and “registration” shall mean any registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement.

“Registrable Securities” means, subject to the last sentence of this definition, (a) shares of Common Stock beneficially owned by any of the Holders and received by such Holders pursuant to the Merger Agreement (including shares of Common Stock deposited with the Escrow Agent in connection with the Merger) and (b) any other securities issued or issuable with respect to any such shares described in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  Any Registrable Securities shall cease to be Registrable Securities when (i) they are sold or otherwise disposed of pursuant to an effective Registration Statement or (ii) they have been sold or all remaining Registrable Securities held by such Holder may be sold under Rule 144 under the Securities Act (or any similar provision then in force).

“Registration Statement” means any registration statement of the Company on an appropriate registration form under the Securities Act, including the prospectus, amendments and supplements thereto, and all exhibits and material incorporated by reference therein.

“Scheduled Black-out Period” means any black-out period declared by the Company in connection with an annual or quarterly earnings release in accordance with Company policy (as may be amended from time to time).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Schedule B hereto.

“Shelf Registration Statement” means a Registration Statement on Form S-3 (or any successor or similar provision) or any other appropriate Registration Statement that may be available at such time, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any successor or similar provision) under the Securities Act covering Registrable Securities. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Suspension Period” has the meaning set forth in Section 2.05(a).

ARTICLE II

REGISTRATION RIGHTS

Section 2.01          Shelf Registration.

(a)        Shelf Registration.  Subject to Section 2.05, the Company shall file and cause the Shelf Registration Statement to be effective on or prior to the Closing Date.

(b)        Effectiveness.  The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement effective under the Securities Act until the earlier of (i) one hundred eighty (180) days after the Closing Date, (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold and (iii) the first date on which no Registrable Securities remain outstanding.

Section 2.02          Registration Expenses.  The Company shall pay the following registration costs and expenses incurred in connection with the registration pursuant to Section 2.01: (i) registration and filing fees and expenses, including, without limitation, those related to filings with the Commission, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) reasonable processing, duplicating and printing expenses, including, without limitation, expenses of printing any prospectuses or issuer free writing prospectuses reasonably requested by any Holder, (iv)  the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (v) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, including, without limitation, fees and expenses of The New York Stock Exchange, (vi) fees and expenses in connection with the preparation of the Shelf Registration Statement and related documents, (vii) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (viii) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), and (ix) fees and expenses of any special experts retained by the Company in connection with such registration.  Each Holder shall be responsible for any underwriting fees, discounts or commissions as well as disbursements to counsel for any Holder attributable to the sale of Registrable Securities pursuant to a Registration Statement.

Section 2.03          Registration Procedures.  In connection with any registration pursuant to Section 2.01 (in each case, to the extent applicable):

(a)        The Company shall prepare and file with the Commission a Shelf Registration Statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable but in any event on or prior to the Closing Date.

(b)        The Company shall prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act applicable to it with respect to the disposition of Registrable Securities covered thereby for the period set forth in Section 2.01(b).

(c)        Prior to filing any Filed Materials, the Company shall make available to each Holder copies of the Filed Materials as proposed to be filed and such other documents or information as such Holder may reasonably request in order to permit the Holders sufficient time to review and commenton the same and facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Shelf Registration Statement.  Thereafter, the

Company shall furnish to such Holders, without charge, such number of copies of the Filed Materials as such Holders may reasonably request.

(d)        The Company shall promptly notify each Holder of any stop order issued or threatened by the Commission and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e)        On or prior to the date on which the Shelf Registration Statement is declared effective, the Company shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other lawful acts and things which may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective while the Shelf Registration Statement remains effective; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.03(e), (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject but for this Section 2.03(e) or (iii) consent to general service of process in any jurisdiction where it would not otherwise be subject but for this Section 2.03(e).

(f)        The Company will promptly notify each Holder (i) when any prospectus, prospectus supplement, post-effective amendment or issuer free writing prospectus in connection with the Shelf Registration Statement has been filed, and when the Shelf Registration Statement or any post-effective amendment thereto has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Filed Materials (provided that as promptly as practicable after such request, the Company shall use commercially reasonable efforts to prepare and file such amendments or supplements), (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose (provided that as promptly as practicable after the issuance of such order, the Company shall use commercially reasonable efforts to obtain the withdrawal of such suspension of qualification), and (iv) of the occurrence of any event that requires the making of any changes to the Shelf Registration Statement or such prospectus, issuer free writing prospectus or documents so that such documents do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading (provided that (1) as promptly as practicable after such occurrence, the Company shall use commercially reasonable efforts to prepare and file with the Commission a supplement or amendment to the Shelf Registration Statement or such prospectus or issuer free writing prospectus so that such documents will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading and (2) each Holder hereby agrees to keep any disclosures pursuant to this clause (iv) confidential until such time as a supplement or amendment containing such disclosures is filed).

(g)        The Company will furnish to each Holder copies of any and all transmittal letters or other correspondence between the Company and the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities.

(h)        The Company will cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.

(i)         The Company will provide a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement not later than the Closing Date.

(j)         The Company will furnish customary closing certificates and other deliverables to the Holders and enter into customary agreements reasonably satisfactory to the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

Section 2.04          Holders’ Obligations.  Each Holder shall, as a condition precedent to the Company’s obligations under this Article II, promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with the registration of the Registrable Securities, including, without limitation, a completed Selling Stockholder Questionnaire and all such information as may be requested by the Commission.  Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.03(f)(ii) through (iv), such Holder will forthwith discontinue the offering or selling of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder’s receipt from the Company of the copies of the supplemented or amended prospectus or issuer free writing prospectus contemplated by Section 2.03(f), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus or issuer free writing prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 2.05          Blackout Provisions.

(a)        Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement), (i) if the Company is pursuing a financing, acquisition, merger, reorganization, disposition or other similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction, (ii) if the Company in good faith determines that it is in possession of material non-public information the disclosure of which the Company reasonably believes would not be in the best interests of the Company or its security holders, or (iii) during any Scheduled Black-Out Period.  Any period during which the Holders are prohibited from effecting sales or the Company exercises its rights, in each case pursuant to this Section 2.05(a), shall constitute a “Suspension Period.”  Upon disclosure of such information or transaction pursuant to clause (i) or (ii) of this Section 2.05(a), the Company shall provide prompt notice to the Holders and shall terminate any suspension under the Shelf Registration Statement.

(b)        Each Holder agrees that, upon receipt of a written notice from the Company of a Suspension Period, such Holder (i) shall forthwith discontinue any disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of a notice from the Company to the effect that such Suspension Period has terminated and (ii) shall keep the receipt of the notice and the subject matter thereof confidential.

Section 2.06          Clear Market Periods.  In the event of a registration by the Company involving the offering and sale by the Company of equity securities (including without limitation Common Stock) or securities convertible into or exchangeable for its equity securities (including without limitation Common Stock), the Holders agree, if and to the extent requested in writing by the Company (or, in the case of an underwritten public offering, by the managing underwriter or underwriters), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending sixty (60) days after the date that a prospectus, prospectus supplement or free writing prospectus relating to such public offering is filed with the Commission, provided that the duration of the foregoing restriction shall be no longer than the duration of the shortest restriction imposed by the Company or such underwriters on the officers, directors or any other holder of Common Stock on whom a restriction is imposed in connection with such public offering.

ARTICLE III

INDEMNIFICATION

Section 3.01          Indemnification by the Company.  With respect to each registration which has been effected pursuant to Section 2.01, the Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, partners, officers, directors, employees and agents of such controlling Person (each such Person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder or Covered Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (including any prospectus or issuer free writing prospectus) or any amendment or supplement thereto or (ii) an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or issuer free writing prospectus, in light of the circumstances in which they were made) not misleading, and shall reimburse each such Covered Person for any legal and other expenses reasonably incurred by such Covered Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or fees, costs or expenses arise out of or is based upon (1) an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in the Shelf Registration Statement, or any such prospectus, issuer free writing prospectus or preliminary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, in reliance upon, and in conformity with, written information prepared and furnished to the Company by any Covered Person for use therein or (2) the failure of any Holder to satisfy any requirement upon Holder to deliver or cause to be delivered the proper prospectus contained in the Shelf Registration Statement to any purchaser of Registrable Securities covered by the Shelf Registration Statement through no fault of the Company.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Covered Person, and shall survive the transfer of such securities by any Holder.

Section 3.02          Indemnification by the Holders.  Each of the Holders agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees, agents, each underwriter and each Person, if any, who controls the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, partners, officers, directors, employees and agents of such Person, to the same extent as the foregoing indemnity from the Company to the Holders, for (1) information related to a Covered Person, or their plan of distribution, furnished in writing by the Holders to the Company for use in the Shelf Registration Statement, or prospectus, issuer free writing prospectus or preliminary prospectus, or any amendment or supplement thereto, and (2) the failure of any Holder to satisfy any requirement upon Holder to deliver or cause to be delivered the proper prospectus contained in the Shelf Registration

Statement to any purchaser of Registrable Securities covered by the Shelf Registration Statement through no fault of the Company.  No Holder shall be required to indemnify any Person pursuant to this Section 3.02 for any amount in excess of the net proceeds of the Registrable Securities sold for the account of such Holder.

Section 3.03          Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 3.01 or 3.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  The failure to notify the Indemnifying Party in accordance with the preceding sentence shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party under Section 3.01 or 3.02, except to the extent that the Indemnifying Party is prejudiced thereby.  If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable out-of-pocket costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.  Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

ARTICLE IV

MISCELLANEOUS

Section 4.01          Termination.  This Agreement shall terminate, automatically and without any action of any party hereto, upon the earlier to occur of (a) termination of the Merger Agreement prior to consummation of the Merger (as defined in the Merger Agreement) in accordance with the provisions thereof and (b) the first date on which no Registrable Securities remain outstanding.  In the event of termination of this Agreement for any reason, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Company or any Holder; provided that Article III and Article IV shall survive such termination.

Section 4.02          Further Assurances.  The Company and the Holders will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

Section 4.03          Amendment and Modification.  This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company and Holders representing a majority of the Registrable Securities then outstanding; provided, however, that no such amendment shall materially and adversely affect the rights of any Material Holder hereunder without the consent of such Holder. A Material Holder (for purposes of this Section 4.03) shall be a holder who receives pursuant to the Merger and beneficially owns in excess of 1,000 shares of Registrable Securities.

Section 4.04          Assignment; Binding Effect; Entire Agreement.  This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to the subject matter hereof.

Section 4.05          Severability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

Section 4.06          Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including fax or similar writing) and shall be given to:

if to the Company:

Ecolab Inc.
370 Wabasha Street North
Saint Paul, Minnesota 55102
Attn:                    James J. Seifert
                                                Executive Vice President, General Counsel and Secretary
Phone:          (651) 293-2981
Fax:                       (651) 293-2471

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606
Attn:                    Charles W. Mulaney, Jr.
                                                Joseph Miron
Phone:          (312) 407-0700
Fax:                       (312) 407-0411

if to any Holder or the Holders’ Representative:

John W. Johnson
3200 Southwest Freeway, Suite 2700
Houston, Texas  77027
Phone:          (713) 590-7002
Fax:                       (713) 627-0161

Steven J. Lindley
3200 Southwest Freeway, Suite 2700
Houston, Texas  77027
Phone:          (713) 590-7004
Fax:                       (713) 627-0161

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas  77002
Attention:  Christopher S. Collins
Facsimile:                                         (713) 615-5883

or such other address or fax number as such party may hereafter specify for the purpose of giving such notice to such party.  Each such notice, request or other communication shall be deemed to have been received (a) if given by fax, when such fax is transmitted to the fax number specified pursuant to this Section 4.06 and appropriate confirmation is received, or (b) if given by any other means, when delivered in person or by overnight courier.

Section 4.07          Holders’ Representative.  The Company shall be entitled to rely upon the written communications of the Holders’ Representative, acting on behalf of any Holder, relating to matters addressed in this Agreement as communications of the Holders, including, without limitation, any elections, amendments, waivers or consents made pursuant to this Agreement.  Any notice or communication delivered to the Holders’ Representative shall be deemed to have been delivered to each Holder for all purposes hereof.  Each of the Holders shall conduct all written communications to the Company pursuant to this Agreement through the Holders’ Representative.

Section 4.08          Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.09          Counterparts.  This Agreement may be executed via facsimile or electronic transmission and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.10          Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement, and any dispute arising out of, relating to or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.  Each of the parties hereto (a) consents to the exclusive personal jurisdiction and venue in any action to enforce this Agreement in the federal or state courts located in Wilmington, Delaware;  (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court;  and (c) agrees that it shall not bring any action relating to this Agreement in any court other than the federal or state courts located in Wilmington, Delaware.  Each of the parties hereto waives any right to trial by jury with respect to any action, suit or proceeding arising out of or related to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ECOLAB INC.

By:	/s/ James J. Seifert
Name:	James J. Seifert
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Registration Rights Agreement]

HOLDERS REPRESENTATIVES:

/s/ John W. Johnson
John W. Johnson

/s/ Steven J. Lindley
Steven J. Lindley

[Signature Page to Registration Rights Agreement]

Schedule A

Holders

John W. Johnson

John Willard Johnson, Trustee fbo Kimball Johnson Moriniere

John Willard Johnson, Trustee fbo Ruth Johnson Miller

John W. Johnson, Trustee, or his Successor Trustee, of the Johnson 2005 Gift Trusts

WMJ/RMJ Family Limited Partnership

Johnson Permian Interests, Ltd.

Christopher B. Johnson

Christopher B. Johnson, Custodian for John Willard Johnson UGTMA

J Squared Family Partnership LP

Kimball Johnson Moriniere

Kimball J. Moriniere, Custodian fbo Catherine Johnson Moriniere UGTMA

Kimball Johnson Moriniere, Custodian fbo Frances Anne Moriniere UGTMA

Ruth Johnson Miller

Ruth J. Miller Custodian fbo Benjamin Henry Miller UGTMA

Craig M. Johnson

Craig M. Johnson, Trustee of the Johnson Childrens’ Trust of 1992 fbo Craig Mayer Johnson

Clayton Daniel Johnson

Clayton D. Johnson, Trustee of the Johnson Childrens’ Trust of 1992 fbo Clayton Daniel Johnson

Todd M. Johnson(

Todd M. Johnson, Trustee of the Johnson Childrens’ Trust of 1992 fbo Susanne Johnson Maida F/K/A Susanne Lindley Johnson

Susanne Johnson Maida

Steven J. Lindley

M. A. Lindley Interests, Ltd.

John David Lindley

John D. Lindley, Trustee of the Matthew Johnson Lindley 2009 Trust

John D. Lindley, Trustee of the Jenna Anne Lindley 2009 Trust

Sydney Lindley Stickney

Marion Lindley Goudeau

Marion and Tim Goudeau Family Limited Partnership

W. Samuel White Jr. Non Elected Marital Trust

W. Samuel White Jr. Marital Trust

William Thomas White

Sammy Jack White

Sammy Jack White Custodian for Samantha M. White UGTMA

Sammy Jack White Custodian for Travis P. White UGTMA

Armand E. Daigle

Harris Direct Custodian fbo IRA Glenn Mocek

Morgan Stanley Smith Barney as Custodian for Darlene S. Blair

CITI Smith Barney Custodian for Richard G. Finley IRA Rollover

NFS fbo Nicholas Grahmann

Murray Clark

Sherrie Smith

Schedule A - 1

Schedule B

Form of Selling Stockholder Questionnaire

ECOLAB INC.

SELLING STOCKHOLDER QUESTIONNAIRE

Ecolab Inc. (the “Company”) intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of shares of its common stock, par value $1.00 per share, issued pursuant to the Agreement and Plan of Merger, dated as of October 11, 2012, by and among the Company, OFC Technologies Corp., a Texas corporation, Permian Mud Service, Inc., a Texas corporation (“PMSI”), and John W. Johnson, Steven J. Lindley and J. Loren Ross, in their capacity as the Representatives, as amended pursuant to that certain First Amendment to Agreement and Plan of Merger, dated November 28, 2012, that certain Second Amendment to Agreement and Plan of Merger, dated November 30, 2012, and that certain Third Amendment to Agreement and Plan of Merger, dated December 28, 2012 (the “Registrable Securities”).

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as supplemented, the “Prospectus”), deliver the Prospectus to purchasers of the Registrable Securities, be subject to certain civil liability provisions of the Securities Act and be bound by the provisions of the Registration Rights Agreement, by and among the Company and certain holders of Registrable Securities named therein entered into in connection with the Merger under the Agreement and Plan of Merger (the “Registration Rights Agreement”), including certain indemnification provisions, as described below.  To be included in the Registration Statement and use the Prospectus for resales of Registrable Securities, you must complete and execute this Selling Stockholder Questionnaire and deliver it to the Company promptly (but in no case later than the later of (i) April 8, 2013, and (ii) three (3) business days prior to the date the Company files the Prospectus, as supplemented, with the Commission) at the address set forth herein.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by such Selling Stockholder pursuant to the Registration Statement or Prospectus.

Pursuant to the Registration Rights Agreement, the Selling Stockholder has agreed to indemnify the Company, its officers, directors, employees, agents, each underwriter and each person who controls (within the meaning of the Securities Act and the Exchange Act) the Company, together with the managers, members, partners, officers, directors, employees and agents of such person, against certain losses arising in connection with statements concerning the Selling Stockholder made in the Registration Statement or the Prospectus in reliance upon the information furnished in writing to the Company, including the information provided in this Selling Stockholder Questionnaire.

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The Selling Stockholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)           Name and Contact Information:

Full legal name of record holder:

Address of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

E-mail address of contact person:

(2)                                 Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item (2), the undersigned is not the beneficial or registered owner of any securities of the Company and does not anticipate acquiring any securities of the Company other than the Registrable Securities.

Type and amount of other securities of the Company beneficially owned by the Selling Stockholder:

Number of shares of Registrable Securities to be registered pursuant to this Selling Stockholder Questionnaire:

(3)           Relationship with the Company and Permian:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company or Permian (or their respective predecessors or affiliates) during the past three years.

State any exceptions here:

(4)           Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Securities pursuant to the Registration Statement only as follows (if at all).  Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through broker dealers or agents.  If the Registrable Securities are sold through broker dealers, the Selling Stockholders will be responsible for discounts or commissions or

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agent’s commissions.  The Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices determined at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  Such sales may be effected in transactions (which may involve block transactions):

(i)            on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale;

(ii)           in the over the counter market;

(iii)          in transactions otherwise than on such exchanges or services or in the over the counter market; or

(iv)          through the writing of options.

In connection with sales of the Registrable Securities or otherwise, the undersigned may, in compliance with the Securities Act, enter into hedging transactions with broker dealers, which may in turn engage in short sales of the Registrable Securities and deliver the Registrable Securities to close out such short positions, or loan or pledge the Registrable Securities to broker dealers that in turn may sell such securities.

State any exceptions here:

(5)           Selling Stockholder Affiliations:

(a)           Is the Selling Stockholder a registered broker-dealer?

(b)           If yes to Item 5(a), did the Selling Stockholder receive the Registrable Securities as compensation for investment banking services to the Company?

(c)           Is the Selling Stockholder an affiliate of a registered broker-dealer(s)?  (For purposes of this response, an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(d)           If yes to Item 5(c), does the Selling Stockholder certify that the Registrable Securities were purchased in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Note:  If no to Item 5(b) or 5(d), the Commission’s staff has indicated that the Selling Stockholder

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should be identified as an underwriter in the Registration Statement..

(6)                                 Voting or Investment Control over the Registrable Securities:

If the Selling Stockholder is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Securities listed in Item (2) above:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

In accordance with the undersigned’s obligation to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.  All notices hereunder shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the Prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the Prospectus.

The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate.

Dated: , 2013	Signature of Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A PDF COPY) OF THE COMPLETED AND EXECUTED SELLING STOCKHOLDER QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL TO:

Ecolab Inc.

370 Wabasha Street North

Saint Paul, Minnesota 55102

Attention:  [•]

Facsimile: [•]

Email: [•]

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